EXHIBIT 10.14

AMENDMENT THREE TO

DUKE REALTY SERVICES LIMITED PARTNERSHIP

1993 STOCK OPTION PLAN

WHEREAS, Duke Realty Services Limited Partnership (“Partnership”) maintains the Duke Realty Services Limited Partnership 1993 Stock Option Plan (“Plan”), which became effective as of July 29, 1993; and

WHEREAS, pursuant to the provisions Section 12 of the Plan, the Board of Directors of Duke Services, Inc. retained the right to amend, suspend or terminate the Plan or any portion thereof at any time; and

WHEREAS, by corporate resolutions, Duke Services, Inc. has approved and adopted this Amendment Three to the Plan, effective as of January 1, 1998.

NOW, THEREFORE, Duke Realty Services, Inc. hereby amends the Plan as follows:

1. New Section 2(o) of the Plan, defining what shall constitute a “Change in Control of the Company”, is hereby added to the Plan as follows:

“2(o) “Change in Control of the Company” means (i) any merger, consolidation or similar transaction which involves the Company and in which persons who are the shareholders of the Company immediately prior to such transaction own, immediately after such transaction, shares of the surviving or combined entity which possess voting rights equal to or less than fifty percent (50%) of the voting rights of all shareholders of such entity, determined on a fully diluted basis; (ii) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the consolidated assets of the Company; (iii) any tender, exchange, sale or other disposition (other than disposition of the stock of the Company or any Subsidiary in connection with bankruptcy, insolvency, foreclosure, receivership or other similar transactions) or purchases (other than purchases by the Company or any Company sponsored employee benefit plan, or purchases by members of the Board of Directors of the Company or any Subsidiary) of shares which represent more than twenty-five percent (25%) of the voting power of the Company or any Subsidiary; (iv) during any period of two (2) consecutive years, individuals who at the date of the adoption of the Plan constitute the Company’s Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director at the beginning of such period has been approved by directors representing at least a majority of the directors then in office who were directors on the date of the adoption of the Plan; (v) a majority of the Company’s Board of Directors recommends the acceptance of or accept any agreement, contract, offer or other arrangement providing for, or any series of transactions resulting in, any of the transactions described above. Notwithstanding the foregoing, a Change in Control of the Company (A) shall not occur as a result of the issuance of stock by the Company in connection with any public offering of its stock, or (B) be deemed to have occurred with respect to any transaction unless such transaction has been approved or shares have been tendered by a majority of the shareholders who are not Section 16 Grantees.”

2. New Section 2(p) of the Plan, defining “Section 16 Grantees,” is hereby added to the Plan to read as follows:

“2(p) “Section 16 Grantee” means a person subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.”

3. New Section 15 of the Plan, regarding the vesting of stock options upon a Change in Control, is hereby added to the Plan to read as follows:

 “15. Vesting on Change in Control. In the event of a Change in Control of the Company, any options granted under this Plan may be exercised in full without regard to any restrictions on thevesting of the options contained in the Option Agreement between the Company and the Optionee.”

The Plan will remain the same in all other respects except as provided by Amendment Three above.

IN WITNESS WHEREOF, Duke Services, Inc., by its officers thereunder duly authorized, adopts on behalf of Duke Realty Services Limited Partnership, this Amendment Three this 18th day of December, 1997, but effective as of January 1. 1998.